Exhibit 107

Calculation of Filing Fee Table
Form S-1

(Form Type)

Select Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock	1,211,375	$7,546,866.25	S-1	333-261726	December 28, 2021
Equity	Class A Common Stock	3,600,000	$18,936,000	S-1	333-259083	September 3, 2021